                                                                 Exhibit 99.3


                                                TRADE SERVICES DIVISION
                                                MAC A0195-212
                                                One Front Street, 21st Floor
                                                San Francisco, California 94111
                                                Phone # (800) 798-2815. Option 1
                                                E-mail:  sftrade@wellsfargo.com

                          IRREVOCABLE LETTER OF CREDIT


Date of Issue:    October 27, 2004

Our Irrevocable Standby Credit Number NZS530077

                                                              Date of Expiry:   October 26, 2005
                                                              Place of Expiry:  At Our Above Counters

APPLICANT:                                                    BENEFICIARY:
Neurocine Biosciences, Inc.                                   Teachers Insurance and Annuity Association  of America
12790 El Camino Real                                          Attention : Investment
San Diego, California 92130                                   Management Division
                                                              Application #AAA4268
                                                              Mortgage #M - 0005852
                                                              730 Third Avenue
                                                              New York, New York 10017

Amount:     (US$5,000,000.00) Five Million United States Dollars

We hereby establish in your favour this Credit available with Wells Fargo Bank, N.A., San Francisco, California by payment of your draft(s) at sight drawn on Wells Fargo Bank, N.A. ("Issuer") at our above office.

This Letter of Credit expires at our above office on OCTOBER 26, 2005 but shall be automatically extended, without written amendment, to OCTOBER 26 IN EACH SUCCEEDING CALENDAR YEAR unless we have sent written notice to you at your address above by registered mail or express courier, at least forty-five (45) calendar days prior to expiration, that we elect not to renew this Letter of Credit beyond the date specified in such notice, which expiration date will BE OCTOBER 26, 2005 OR ANY SUBSEQUENT OCTOBER 26.

Partial drawings are permitted (more than one draft may be drawn and presented under the Letter of Credit).

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

Documents must be presented to us no later than 5:00 P.M. Issuer will effect payment under this Credit within 24 hours after Issuer's receipt of a conforming presentation (unless such deadline would fall on a non-banking day, in which event it shall be extended to the same time on the next banking day).

Draft(s) must indicate the number and date of this Credit.

Each draft presented hereunder must be accompanied by (i) this original Credit plus all subsequent amendments, if any, for our endorsement thereon of the amount of such draft and (ii) a written certificate purportedly signed by an authorized officer of the Beneficiary stating as follows:

         "We certify that US$ ______________ is presently permitted to be drawn under the Tenant LC (as defined in the Letter of Credit Agreement described below) pursuant to the terms of (i) that certain Letter of Credit Agreement, dated as of October 25, 2004, as amended from time to time, by and between Science Park Center LLC and Teachers Insurance and Annuity Association of America, and (ii) that certain Standard Industrial/Commercial Single-Tenant Lease - Net, dated as of May 10, 2004, as amended from time to time, by and between Science Park Center LLC and Neurocrine Biosciences, Inc."

Notwithstanding any reference in this Credit to any document, instrument or agreement, and notwithstanding any reference in any document, instrument or agreement to this Credit, this Credit contains the entire terms of the undertaking of Issuer to Beneficiary under this Credit.

Presentations under this Credit may be made by courier delivery to Issuer's above office.

This Credit is transferable in full, but not in part, upon request of the Beneficiary. (Notwithstanding the foregoing sentence, transfers may not be made to specially designated nationals and blocked persons as published by U.S. Treasurer's office of Foreign Assets and Control and Bureau of Industry and Security Denied Persons List.) Transfer of Beneficiary's rights under this Credit is subject to our receipt of Beneficiary's written instruction to effect such transfer accompanied by this original Credit plus all subsequent amendments, if any. Upon presentation of this Credit for transfer, we shall either cause this Credit to be endorsed in favor of transferee or, at our sole option, issue a replacement Credit. In the event this Credit is transferred, draft(s) and documents required herein must be issued by such transferee rather than by the Beneficiary. All transfers will be effected at no cost to Beneficiary. Any transfer fees assessed by Issuer will be payable solely by Applicant, and the payment of any transfer fees will not be a condition to the validity or effectiveness of the transfer or this Credit.

Except as otherwise provided herein, this Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500, and engages us in accordance with the terms thereof.

                                                Very truly yours

                                                WELLS FARGO BANK, N.A.


                                                BY: /s/  James B. Singh
                                                ------------------------
                                                Name:    James B. Singh
                                                Title:   Vice President


                                  Page 2 of 2